CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Franklin Tax-Free Trust on Form N-14 File No. 2-94222 of our reports dated April 3, 2000, on our audit of the financial statements and financial highlights of Franklin Arizona Insured Tax-Free Income Fund and Franklin Arizona Tax-Free Income Fund, which reports are included in the Annual Reports to Shareholders for the year ended February 29, 2000, which are included in the Registration Statement.



                                        /s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
December 12, 2000